UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 11, 2006 (January 6, 2006)

IMAGENETIX, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-24138-D	87-0463772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10845 Rancho Bernardo Road, Suite 105
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

(858) 674-8455
(Registrant’s Telephone Number, Including Area Code)

16935 West Bernardo Drive, Suite 101 San Diego, California 92127
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.01. Changes in Registrant’s Certifying Accountant
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

SIGNATURE

Exhibit Index

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

On January 9, 2006, Imagenetix, Inc. (the "Company") notified Mayer Hoffman McCann P.C. ("MHM"), that they were being dismissed effective January 6, 2006, as the Company's independent registered accounting firm. MHM's report on the consolidated financial statements of the Company and its subsidiaries for the most recent fiscal year ended March 31, 2005, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

On January 6, 2006, the Board of Directors of the Company, upon the recommendation of its Audit Committee, elected to engage HJ Associates & Consultants, LLP (“HJ Associates”) to serve as the Company's independent registered accounting firm.

On January 10, 2006, the Company was informed that it had been accepted as a client of HJ Associates.

Since March 31, 2005, (the date we retained MHM as principal accountants) and for the subsequent interim period through January 6, 2006, there were no disagreements between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MHM's satisfaction, would have caused them to make reference to the subject matter of the disagreement in their report on the financial statements for such year.

As previously disclosed in the Company’s Form 10-KSB for the year ended March 31, 2005, management carried out an assessment under the supervision of and with the participation of our principal executive officer (who also served as our principal financial officer), of the effectiveness of the design and operation of our disclosure controls and procedures. As of the date of this assessment, the principal executive officer concluded that certain of our disclosure controls and procedures were performed externally and, therefore, our internal controls were not deemed effective. We did not have an inside certified public accountant to provide effective oversight and review of financial transactions. As a result, management has identified the following internal control deficiencies which, when accumulated, represented a material weakness as of March 31, 2005:

•	Lack of an inside certified public accountant;

•	Preparation of periodic income tax provisions;

•	Review and recording of equity transactions, including warrant and option valuations;

•	Certain end of period financial reconciliations; and

•	Financial statement preparation and disclosures.

We retained an external expert who reviewed all significant account balances and transactions reflected in the financial statements contained in this report and otherwise analyzed the transactions underlying our financial statements to verify the accuracy of the financial statements contained in this report. In addition, we have recruited a chief financial officer who will establish, design and implement systems and procedures over our internal control over financial reporting as well as add internal control expertise. Accordingly, management believes that the financial statements included in the annual report on Form 10-KSB fairly present, in all material respects, our financial condition, results of operations, and cash flows.

The Company has authorized MHM to respond fully to the inquiries of HJ Associates with respect to their role as predecessor auditor and has provided MHM with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of MHM’s letter, dated January 10, 2006, stating its agreement with the statements related to it.

During the Company's two most recent fiscal years ended March 31, 2005, and the subsequent interim period through January 6, 2006, the Company did not consult HJ Associates with respect to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters of reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description
16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission dated January 10, 2006

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGENETIX, INC.
By:	/s/ WILLIAM P. SPENCER
William P. Spencer
Chief Executive Officer and President

Dated: January 11, 2006

IMAGENETIX, INC.
FORM 8-K
Exhibit Index

Exhibit No.	Description	Method of Filing
16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission dated January 10, 2006.	Filed herewith